EXHIBIT 23.5

 Consent of Arthur Andersen LLP as accountants for California Financial Bancorp
                  (formerly Belvedere Capital and Subsidiary)



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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 1998 relating to the consolidated financial statements of California Financial Bancorp and subsidiary (formerly known as "Belvedere Bancorp and subsidiary") for the year ended December 31, 1997, included in California Community Bancshares, Inc.'s previously filed Registration Statement File No. 333-87481.


                                                  Arthur Andersen LLP

Orange County, California
January 7, 2000

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